Exhibit 99.1

The Manitowoc Company Reports Fourth-Quarter and Full-Year 2022 Financial Results and Full-Year 2023 Guidance

Fourth-Quarter 2022 Highlights

•
Net sales of $621.6 million, up 24.9% year-over-year
•
Adjusted EBITDA(1) of $51.5 million, up 50.6% year-over-year
•
Diluted loss per share of $(4.10) which includes a non-cash impairment charge of $(4.89), $0.74 on an adjusted basis(1)
•
Net cash provided by operating activities of $80.2 million, free cash flows(1) of $50.2 million

Full-Year 2022 Highlights

•
Net sales of $2,032.5 million, up 18.2% year-over-year
•
Adjusted EBITDA(1) of $143.1 million, up 23.4% year-over-year
•
Diluted net loss per share of $(3.51), $1.06 on an adjusted basis(1)

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW) (the “Company” or “Manitowoc”) today reported a fourth-quarter net loss of $144.1 million, or $(4.10) per diluted share, which included non-cash asset impairment charges of $171.9 million. Fourth-quarter adjusted net income(1) was $26.0 million or $0.74 per diluted share, an increase of $16.6 million or $0.48 per diluted share from the prior year.

Net sales in the fourth quarter increased 24.9% year-over-year to $621.6 million and were unfavorably impacted by $31.3 million from changes in foreign currency exchange rates. Fourth-quarter adjusted EBITDA(1) was $51.5 million, an increase of $17.3 million or 50.6% from the prior year. Fourth-quarter net cash provided by operating activities were $80.2 million and fourth-quarter free cash flows(1) were $50.2 million, an increase of $72.0 million and $60.1 million from the prior year, respectively.

Fourth-quarter orders were $708.0 million, a 15.1% increase from the prior year. Orders were unfavorably impacted by $30.6 million from changes in foreign currency exchange rates. Backlog ended the fourth quarter at $1,056.0 million and was unfavorably impacted by $24.5 million from changes in foreign currency exchange rates.

Full-year 2022 net sales increased 18.2% year-over-year to $2,032.5 million and were unfavorably impacted by $106.5 million from changes in foreign currency exchange rates. Full-year 2022 adjusted net income(1) was $37.8 million, or $1.06 per diluted share, an increase of $7.2 million or $0.20 per diluted share from the prior year.

“The fourth quarter was a great end to a challenging year. The Manitowoc team delivered fourth-quarter revenue of over $600 million, contributing to full-year adjusted EBITDA margin of 7.0%. I am proud of the team for these exceptional results and thank them for their hard work,” commented Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“We have made significant progress in our CRANES+50 strategy, delivering non-new machine sales growth of over 20% year-over-year. We remain focused on our four breakthrough initiatives to unlock long-term shareholder value," concluded Ravenscroft.

Our full-year 2023 guidance is as follows:

•
Net sales - approximately $2.0 billion to $2.1 billion
•
Adjusted EBITDA - approximately $130 million to $160 million
•
Depreciation and amortization - approximately $60 million to $65 million
•
Interest expense - approximately $31 million to $33 million
•
Provision for income taxes, excluding discrete items - approximately $13 million to $17 million
•
Adjusted diluted earnings per share - approximately $0.35 to $1.15
•
Capital expenditures - approximately $65 million to $75 million, of which approximately $20 million to $25 million is for rental fleet growth and $20 million to $25 million will be funded from sales of the existing rental fleet

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its fourth-quarter and full-year 2022 earnings results on Tuesday, February 21, 2023, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company was founded in 1902 and has over a 120-year tradition of providing high-quality, customer-focused products and support services to its markets. Headquartered in Milwaukee, Wisconsin, United States, Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, distributes and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain, and Shuttlelift brand names.

Footnote

(1)Adjusted net income, Adjusted diluted net income per share (“Adjusted DEPS”), EBITDA, adjusted EBITDA, adjusted operating income, and free cash flows are financial measures that are not in accordance with U.S. GAAP. For definitions and a reconciliation to the most comparable U.S. GAAP numbers, please see the schedule of “Non-GAAP Financial Measures” at the end of this press release.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•
Macroeconomic conditions, including inflation, rising interest rates, recessionary concerns and distress in global credit markets, as well as ongoing global supply chain constraints, labor availability and cost pressures such as changes in raw material and commodity costs, and logistics constraints, have had, and may continue to have, a negative impact on Manitowoc’s business, financial condition, cash flows and results of operations (including future uncertain impacts);
•
actions of competitors;
•
changes in economic or industry conditions generally or in the markets served by Manitowoc;
•
geopolitical events, including the ongoing conflict between Russia and Ukraine, other political and economic conditions and risks and other geographic factors, has had and may continue to lead to market disruptions, including volatility in commodity prices (including oil and gas), energy prices, inflation, consumer behavior, supply chain, and credit and capital markets, and could result in the impairment of assets and result in higher than expected charges to curtail the Company's operations in Russia;
•
changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment including changes in government approval and funding of projects;
•
failure to comply with regulatory requirements related to the products the Company sells;
•
the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•
impairment of goodwill and/or intangible assets;
•
changes in revenues, margins and costs;
•
the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•
the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;
•
work stoppages, labor negotiations, labor rates and labor costs;
•
risks and factors detailed in Manitowoc's 2021 Annual Report on Form 10-K, its to be filed 2022 Annual Report on From 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal years ended December 31, 2022 and 2021.

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share and share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net sales	$621.6	$497.8	$2,032.5	$1,720.2
Cost of sales	505.1	418.4	1,668.0	1,413.0
Gross profit	116.5	79.4	364.5	307.2
Operating costs and expenses:
Engineering, selling and administrative expenses	79.4	77.5	281.0	258.5
Asset impairment expense	171.9	—	171.9	1.9
Amortization of intangible assets	0.7	0.7	3.1	1.4
Restructuring (income) expense	1.0	(0.6)	1.5	(1.1)
Total operating costs and expenses	253.0	77.6	457.5	260.7
Operating income (loss)	(136.5)	1.8	(93.0)	46.5
Other income (expense):
Interest expense	(8.3)	(7.4)	(31.6)	(28.9)
Amortization of deferred financing fees	(0.4)	(0.4)	(1.4)	(1.5)
Other income - net	5.4	1.2	5.8	1.0
Total other expense	(3.3)	(6.6)	(27.2)	(29.4)
Income (loss) before income taxes	(139.8)	(4.8)	(120.2)	17.1
Provision (benefit) for income taxes	4.3	(1.2)	3.4	6.1
Net income (loss)	$(144.1)	$(3.6)	$(123.6)	$11.0

Per Share Data
Basic income (loss) per common share	$(4.10)	$(0.10)	$(3.51)	$0.32

Diluted income (loss) per common share	$(4.10)	$(0.10)	$(3.51)	$0.31

Weighted average shares outstanding - Basic	35,140,166	35,049,388	35,184,336	34,903,189
Weighted average shares outstanding - Diluted	35,140,166	35,049,388	35,184,336	35,452,555

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share amounts)

	As of December 31,	As of December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$64.4	$75.4
Accounts receivable, less allowances of $5.3 and $7.3, respectively	266.3	236.1
Inventories — net	611.9	576.8
Notes receivable — net	10.6	16.7
Other current assets	45.3	36.8
Total current assets	998.5	941.8
Property, plant and equipment — net	335.3	358.8
Operating lease right-of-use assets	45.2	40.6
Goodwill	80.1	249.7
Other intangible assets — net	126.7	139.6
Other non-current assets	29.7	44.7
Total assets	$1,615.5	$1,775.2
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$446.4	$413.4
Short-term borrowings and current portion of long-term debt	6.1	7.3
Product warranties	48.8	49.0
Customer advances	21.9	28.7
Other liabilities	24.6	22.6
Total current liabilities	547.8	521.0
Non-Current Liabilities:
Long-term debt	379.5	399.9
Operating lease liabilities	34.3	29.2
Deferred income taxes	4.9	6.5
Pension obligations	51.7	69.4
Postretirement health and other benefit obligations	8.2	12.1
Long-term deferred revenue	15.6	22.9
Other non-current liabilities	35.7	51.8
Total non-current liabilities	529.9	591.8
Total stockholders' equity:
Preferred stock (3,500,000 shares authorized of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,085,008 and 35,056,252 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	606.7	602.4
Accumulated other comprehensive loss	(107.9)	(102.4)
Retained earnings	104.3	227.9
Treasury stock, at cost (5,708,975 and 5,737,731 shares, respectively)	(65.7)	(65.9)
Total stockholders’ equity	537.8	662.4
Total liabilities and stockholders' equity	$1,615.5	$1,775.2

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash Flows From Operating Activities:
Net income (loss)	$(144.1)	$(3.6)	$(123.6)	$11.0
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Asset impairment expense	171.9	—	171.9	1.9
Depreciation expense	14.4	16.0	60.6	45.5
Amortization of intangible assets	0.7	0.7	3.1	1.4
Stock-based compensation expense	2.9	0.7	8.5	7.1
Amortization of deferred financing fees	0.4	0.4	1.4	1.5
Loss (gain) on sale of property, plant and equipment	—	0.3	(0.9)	0.2
Net unrealized foreign currency transaction losses (gains)	(6.8)	(0.4)	(3.2)	0.7
Income tax benefit from change in reserve of uncertain tax positions	0.7	—	(11.0)	—
Deferred income tax - net	3.5	(0.3)	4.4	0.6
Other	—	(0.4)	0.9	3.2
Changes in operating assets and liabilities
Accounts receivable	(47.1)	(18.2)	(36.4)	(5.2)
Inventories	94.1	26.1	(42.0)	(68.3)
Notes receivable	1.2	2.0	8.3	1.0
Other assets	6.4	2.8	5.8	(7.6)
Accounts payable	0.6	(14.2)	40.4	62.9
Accrued expenses and other liabilities	(18.6)	(3.7)	(11.3)	20.3
Net cash provided by operating activities	80.2	8.2	76.9	76.2
Cash Flows From Investing Activities:
Capital expenditures	(30.0)	(18.1)	(61.8)	(40.4)
Proceeds from sale of property, plant and equipment	—	0.2	1.5	0.3
Acquisition of business	—	(135.3)	2.3	(186.2)
Net cash used for investing activities	(30.0)	(153.2)	(58.0)	(226.3)
Cash Flows From Financing Activities:
Proceeds from (payments) on revolving credit facility - net	(24.0)	—	(20.0)	100.0
Other debt - net	(1.1)	(1.5)	(5.1)	(4.9)
Debt issuance costs	—	—	(1.9)	—
Exercises of stock options	—	—	0.1	5.8
Common stock repurchases	(1.1)	—	(3.0)	—
Net cash provided by (used for) financing activities	(26.2)	(1.5)	(29.9)	100.9
Effect of exchange rate changes on cash and cash equivalents	(2.2)	(0.4)	—	(4.1)
Net increase (decrease) in cash and cash equivalents	21.8	(146.9)	(11.0)	(53.3)
Cash and cash equivalents at beginning of period	42.6	222.3	75.4	128.7
Cash and cash equivalents at end of period	$64.4	$75.4	$64.4	$75.4

Non-GAAP Financial Measures

Adjusted net income, Adjusted DEPS, EBITDA, adjusted EBITDA, adjusted operating income, and free cash flows are financial measures that are not in accordance with U.S. GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Adjusted Net Income and Adjusted DEPS

The Company defines adjusted net income as net income (loss) plus the addback or subtraction of restructuring and certain other charges. Adjusted DEPS is defined as adjusted net income divided by diluted weighted average shares outstanding. Diluted weighted average common shares outstanding are adjusted for the effect of dilutive stock awards when there is net income on an adjusted basis, as applicable. The reconciliation of net income (loss) and diluted net income (loss) per share to adjusted net income and Adjusted DEPS for the three months ended and year ended December 31, 2022 and 2021 are summarized as follows. All dollar amounts are in millions, except per share data and share amounts.

	Three Months Ended December 31,
	2022			2021
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted
Gross profit (1)	$116.5	$—	$116.5	$79.4	$2.3	$81.7
Engineering, selling and administrative expenses (2)	(79.4)	—	(79.4)	(77.5)	14.0	(63.5)
Asset impairment expense (3)	(171.9)	171.9	—	—	—	—
Amortization of intangible assets	(0.7)	—	(0.7)	(0.7)	—	(0.7)
Restructuring income (expense) (4)	(1.0)	1.0	—	0.6	(0.6)	—
Operating income (loss)	(136.5)	172.9	36.4	1.8	15.7	17.5
Interest expense	(8.3)	—	(8.3)	(7.4)	—	(7.4)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.4)	—	(0.4)
Other income - net	5.4	—	5.4	1.2	—	1.2
Income (loss) before income taxes	(139.8)	172.9	33.1	(4.8)	15.7	10.9
Benefit (provision) for income taxes (5)	(4.3)	(2.8)	(7.1)	1.2	(2.7)	(1.5)
Net income (loss)	$(144.1)	$170.1	$26.0	$(3.6)	$13.0	$9.4

Diluted weighted average common shares outstanding	35,140,166		35,361,029	35,049,388		35,605,618

Diluted income (loss) per common share	$(4.10)		$0.74	$(0.10)		$0.26

(1)
The adjustment in 2021 represents the add back of certain purchase accounting impacts from the acquisitions.
(2)
The adjustment in 2021 represents one-time acquisition related costs and costs associated with a legal matter with the U.S. Environmental Protection Agency ("U.S. EPA").
(3)
The adjustment in 2022 represents non-cash asset impairment charges.
(4)
Represents adjustments for restructuring income (expense).
(5)
The adjustment in 2022 represents the net income tax impacts of items (3) and (4) and the removal of an income tax benefit from the partial release of a valuation allowance. The adjustment in 2021 represents the net income tax impacts of (1), (2), and (4), and the removal of a benefit from income tax related to the partial release of a valuation allowance.

	Year Ended December 31,
	2022			2021
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted
Gross profit (1)	$364.5	$3.3	$367.8	$307.2	$2.3	$309.5
Engineering, selling and administrative expenses (2)	(281.0)	(4.3)	(285.3)	(258.5)	19.5	(239.0)
Asset impairment expense (3)	(171.9)	171.9	—	(1.9)	1.9	—
Amortization of intangible assets	(3.1)	—	(3.1)	(1.4)	—	(1.4)
Restructuring income (expense) (4)	(1.5)	1.5	—	1.1	(1.1)	—
Operating income (loss)	(93.0)	172.4	79.4	46.5	22.6	69.1
Interest expense	(31.6)	—	(31.6)	(28.9)	—	(28.9)
Amortization of deferred financing fees	(1.4)	—	(1.4)	(1.5)	—	(1.5)
Other income - net (5)	5.8	0.5	6.3	1.0	0.6	1.6
Income (loss) before income taxes	(120.2)	172.9	52.7	17.1	23.2	40.3
Provision for income taxes (6)	(3.4)	(11.5)	(14.9)	(6.1)	(3.6)	(9.7)
Net income (loss)	$(123.6)	$161.4	$37.8	$11.0	$19.6	$30.6

Diluted weighted average common shares outstanding	35,184,336		35,496,471	35,452,555		35,452,555

Diluted income (loss) per common share	$(3.51)		$1.06	$0.31		$0.86

(1)
The adjustment in 2022 represents the fair value step up of rental fleet assets sold during the period that were expensed within cost of sales and other one-time costs associated with the acquired businesses. The adjustment in 2021 represents the add back of certain purchase accounting impacts from the acquisitions.
(2)
The adjustment in 2022 represents one-time costs associated with the acquired businesses, the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, and other one-time charges. The adjustment in 2021 represents the addback of a loss from the write-off of a long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, one-time acquisition related costs, and costs associated with a legal matter with the U.S. EPA.
(3)
The adjustment in 2022 represents non-cash asset impairment charges. The adjustment in 2021 represents a write-down of one of the Company’s Brazilian entities to its expected sale price.
(4)
Represents adjustments for restructuring income (expense).
(5)
The adjustment in 2022 represents the write-off of other debt related costs. The adjustment in 2021 represents costs associated with a legal matter.
(6)
The adjustment in 2022 represents the net income tax impacts of items (1), (2), (3), (4), and (5), the removal of income tax benefits from the release of a U.S. Federal uncertain tax position and partial release of a valuation allowance, and establishment of a valuation allowance due to the Company's curtailment of operations in Russia. The adjustment in 2021 represents the net income tax impacts of items (1), (2), (3), (4), and (5), and the removal of a benefit from income tax related to the partial release of a valuation allowance.

Free Cash Flows

The Company defines free cash flows as net cash provided by operating activities less cash flow from investment in capital expenditures. The reconciliation of net cash provided by operating activities to free cash flows for the three months ended and year ended December 31, 2022 and 2021 are summarized as follows. All dollar amounts are in millions.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$80.2	$8.2	$76.9	$76.2
Capital expenditures	(30.0)	(18.1)	(61.8)	(40.4)
Free cash flows	$50.2	$(9.9)	$15.1	$35.8

EBITDA, Adjusted EBITDA, and Adjusted Operating Income

The Company defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA plus the addback or subtraction of restructuring, other income, and certain other charges. The Company defines adjusted operating income as operating income (loss) plus the addback or subtraction of restructuring and certain other charges. The reconciliation of net income (loss) to EBITDA, and further to adjusted EBITDA and to adjusted operating income and operating income (loss) for the three months ended and year ended December 31, 2022 and 2021, are summarized as follows. All dollar amounts are in millions.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$(144.1)	$(3.6)	$(123.6)	$11.0
Interest expense and amortization of deferred financing fees	8.7	7.8	33.0	30.4
Provision (benefit) for income taxes	4.3	(1.2)	3.4	6.1
Depreciation expense	14.4	16.0	60.6	45.5
Amortization of intangible assets	0.7	0.7	3.1	1.4
EBITDA	(116.0)	19.7	(23.5)	94.4
Restructuring (income) expense	1.0	(0.6)	1.5	(1.1)
Asset impairment expense(1)	171.9	—	171.9	1.9
Other non-recurring charges (2)	—	16.3	(1.0)	21.8
Other income - net (3)	(5.4)	(1.2)	(5.8)	(1.0)
Adjusted EBITDA	51.5	34.2	143.1	116.0
Depreciation expense	(14.4)	(16.0)	(60.6)	(45.5)
Amortization of intangible assets	(0.7)	(0.7)	(3.1)	(1.4)
Adjusted operating income	36.4	17.5	79.4	69.1
Restructuring income (expense)	(1.0)	0.6	(1.5)	1.1
Asset impairment expense	(171.9)	—	(171.9)	(1.9)
Other non-recurring charges (2)	—	(16.3)	1.0	(21.8)
Operating income (loss)	$(136.5)	$1.8	$(93.0)	$46.5

Adjusted EBITDA margin percentage	8.3%	6.9%	7.0%	6.7%
Adjusted operating income margin percentage	5.9%	3.5%	3.9%	4.0%

(1)
The asset impairment expense in 2022 represents non-cash goodwill and indefinite-lived intangible asset impairment charges. The asset impairment expense in 2021 represents a write-down of one of the Company’s Brazilian entities to its expected sale price.
(2)
Other non-recurring charges for the year ended December 31, 2022 relate to the fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, one-time costs associated with the acquired businesses, income from the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, and other one-time charges. Other non-recurring charges for the three months ended December 31, 2021, relate to acquisition costs, certain purchase accounting impacts from the acquisitions, and costs associated with a legal matter with the U.S. EPA. Other non-recurring charges for the year ended December 31, 2021 relate to acquisition costs, certain purchase accounting impacts from the acquisitions, a write off of a long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, and costs associated with the U.S. EPA. Costs are included in engineering, selling and administrative expenses or cost of sales in the Condensed Consolidated Statement of Operations.
(3)
Other income - net includes net foreign currency (gains) losses, other components of net periodic pension costs, costs associated with legal matters, and other items in the three months ended December 31, 2022 and 2021 and the years ended December 31, 2022 and 2021.

For more information:

Ion Warner

SVP, Marketing and Investor Relations

+1 414-760-4805